UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 16, 2010
Date of Report (Date of earliest event reported)

Artepharm Global Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-153354	98-0460379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite #222, 6820 188th Street Surrey, British Columbia, Canada	V4N 3G6
(Address of principal executive offices)	(Zip Code)

(604) 575-3552
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year End

Effective December 16, 2010, Artepharm Global Corp. (the "Company") effected a reverse stock split (the "Reverse Split") of its authorized and issued and outstanding shares of common stock on a one new share for twenty-five old shares basis (1:25), as set forth in a Certificate of Change and subsequent Certificate of Correction filed with the Nevada Secretary of State, which are attached as exhibits to this Current Report on Form 8-K.

As a result of the Reverse Split, the Company's authorized share capital decreased from 500,000,000 shares of common stock to 20,000,000 shares of common stock and correspondingly, the Company's issued and outstanding share capital decreased from 54,000,000 shares of common stock to 2,159,999 shares of common stock.

Item 8.01        Other Events

The Reverse Split became effective with the OTC Bulletin Board at the opening for trading on December 16, 2010 under the stock symbol "ARGCD". However, the "D" in the Company's symbol (which signifies a stock split) will be removed 20 business days from December 16, 2010, at which time the Company's symbol will revert back to "ARGC". The Company's new CUSIP number is 04302G200.

Item 9.01        Financial Statements and Exhibits.
Exhibit Number	Document
3.1	Certificate of Change filed with the Secretary of State of Nevada on December 1, 2010.
3.2	Certificate of Correction filed with the Secretary of State of Nevada on December 2, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ARTEPHARM GLOBAL CORP.
DATE: December 16, 2010	/s/ Harpreet S. Sangha Harpreet S. Sangha Chief Executive Officer, Chief Financial Officer, President, Secretary and a director

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